Exhibit 10.2

July 17, 2015

VIA EMAIL

David M. Gandossi

Mercer International Inc.

Suite 1170 – 700 West Pender Street

Vancouver, B.C. V6C 1G8

Dear David:

Re:	Amendment to Employment Arrangements

Pursuant to our previous discussions, the board of directors (the “Board”) of Mercer International Inc. (the “Company”) are very pleased to confirm your transition from your current position as Executive Vice President, Finance, Chief Financial Officer and Secretary of the Company, and to offer you a continuing position with the Company on the revised terms and conditions outlined below:

New Title:	Chief Executive Officer (“CEO”), President and Director of the Company.

Start Date:	July 20, 2015 (the “Effective Date”)

Duties:

Subject to the overall control, direction and policies of the Board, as CEO, you will be responsible for the general supervision, management, organization, administration and operation of the Company and its subsidiaries in the ordinary course of business and have all powers necessary to carry out your responsibilities. You will work cooperatively with the Executive Chairman of the Board of the Company to develop and implement the strategic goals of the Company. While the Executive Chairman will primarily act as a key driver of the development of the strategy, as CEO, you will be primarily responsible for the execution of the strategy.

Your specific duties will be as set forth under the section “Terms of Reference for the Chief Executive Officer of the Company”, a copy of which forms part of the Company’s amended Corporate Governance Guidelines.

MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629

Base Salary:	Cdn.$590,000 per year (effective July 1, 2015), subject to annual review, including at the next scheduled review in February 2016.

Annual Bonus:

In addition to your base salary, you shall be eligible to receive in respect of each fiscal year (or portion thereof) additional variable cash compensation, in an amount, if any, determined by the Board.

LTIP Awards	As CEO, effective July 1, 2015, you will receive up to 100% of the maximum awards available to you under the Company’s long-term incentive plan.

Benefits:	As CEO, you shall continue to receive all of the benefits and perquisites currently provided to you by the Company.

Vacation:	Your annual vacation entitlement will remain unchanged.

Change of Control:	The change of control provisions in your current employment contract with the Company will remain unchanged.

Miscellaneous:

This letter shall be read together with your current employment agreement and together they set out the entire agreement in respect of your employment by the Company and supersede and replace in its entirety any and all prior commitments, agreements and understandings, whether written or oral. This letter shall be interpreted and construed in accordance with the laws of British Columbia. This letter may be signed in counterparts and by facsimile or email transmission.

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MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629

The Board is extremely pleased that you will become the CEO of our Company. Together, we will continue to expand the Company’s position as one of the largest publicly traded producers of market northern bleached softwood kraft pulp in the world.

Very truly yours,

MERCER INTERNATIONAL INC.

By:	/s/ Eric Lauritzen

Name:	Eric Lauritzen
Title:	Lead Director

I have read and accept this amendment to my employment arrangements as of the 20th day of July, 2015.

/s/ David M. Gandossi
David M. Gandossi

MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629